===============================================================================
                       SECURITES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                ------------------------------------------------
                              MARTEN TRANSPORT, LTD.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)
                ------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how its determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

===============================================================================

[LOGO]
MARTEN TRANSPORT LTD.

Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on Tuesday, May 7, 1996, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin.

    We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

    We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Randolph L. Marten

                                          Randolph L. Marten
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                           AND CHIEF OPERATING OFFICER

April 8, 1996

                             MARTEN TRANSPORT, LTD.
                               129 MARTEN STREET
                            MONDOVI, WISCONSIN 54755

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1996

                            ------------------------

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

    The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on Tuesday, May 7, 1996, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin, for the following purposes:

    1. To elect five directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

    3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

    Only stockholders of record as shown on the books of the Company at the close of business on March 28, 1996 will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Mark A. Kimball

                                          Mark A. Kimball
                                          SECRETARY

April 8, 1996

                             MARTEN TRANSPORT, LTD.
                               129 MARTEN STREET
                            MONDOVI, WISCONSIN 54755

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1996

                            ------------------------

                                  INTRODUCTION

    The Annual Meeting of Stockholders of Marten Transport, Ltd. (the "Company") will be held on May 7, 1996, at 4:00 p.m. local time, at the Roger Marten Community Center, 120 S. Franklin Street, Mondovi, Wisconsin, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting.

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

    Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Written notice of revocation may be given prior to the Annual Meeting, or a shareholder may appear at the Annual Meeting and give written notice of revocation prior to use of the proxy.

    The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to stockholders on or about April 8, 1996.

                                VOTING OF SHARES

    Only holders of Common Stock of record at the close of business on March 28, 1996 will be entitled to vote at the Annual Meeting. On March 28, 1996 the Company had 2,941,616 shares of Common Stock outstanding, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (1,470,809 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (I.E., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    Because the five director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors, votes that are withheld from the election of director nominees will be excluded entirely from the vote and will have no effect. Each of the other proposals described in this Proxy Statement requires the approval of a majority of the shares voting in person or by proxy on that proposal. Shares voted as abstaining on any of these proposals will be treated as voting shares that were not cast in favor of the proposal, and thus will be counted as votes against the particular proposal. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not voting on that matter, and thus will not be counted in determining whether that matter has been approved.

    Shares of Common Stock represented by properly executed proxy cards will be voted in accordance with the choices specified therein. Proxies that are signed by stockholders but that lack any voting instructions will be voted in favor of the election as directors of the nominees for director listed in this Proxy Statement, in favor of the other proposals described in this Proxy Statement and, with respect to any other business that may properly come before the Annual Meeting, according to the judgment of the proxies named on the proxy card.

                             ELECTION OF DIRECTORS
                                   PROPOSAL 1

NOMINATION

    The Bylaws of the Company provide that the Board shall consist of at least one member, or such other number as may be determined by the Board of Directors or by the shareholders. The Board of Directors has determined that there will be five directors of the Company elected at the Annual Meeting.

    The Board of Directors has nominated five persons, each of whom are named below. If elected, such individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors and were elected at last year's Annual Meeting of Stockholders.

    The Board recommends a vote FOR the election of each of the nominees listed below. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors at the meeting by the holders of the Common Stock entitled to vote at the meeting will be elected as directors. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve at the time of the Annual Meeting. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

INFORMATION ABOUT NOMINEES

    The following information has been furnished to the Company by the respective nominees for director.

   NAMES OF NOMINEES      AGE             PRINCIPAL OCCUPATION            DIRECTOR SINCE
- ------------------------  ----  ----------------------------------------  --------------
Randolph L. Marten         43   Chairman of the Board, President and            1980
                                Chief Operating Officer of Marten
                                Transport, Ltd.
Darrell D. Rubel           51   Executive Vice President, Chief                 1983
                                Financial Officer, Treasurer and
                                Assistant Secretary of Marten Transport,
                                Ltd.
Arnold P. Schultz          66   Retired Superintendent of Schools,              1989
                                Goodhue, Minnesota
Larry B. Hagness           46   President, Durand Builders Service,             1991
                                Inc., Durand, Wisconsin
Thomas J. Winkel           53   Management and Financial Consultant             1994

OTHER INFORMATION ABOUT NOMINEES

    RANDOLPH L. MARTEN has been a full time employee of the Company since 1974. Mr. Marten has been a Director of the Company since October 1980, its President and Chief Operating Officer since June 1986 and its Chairman of the Board since August 1993. Mr. Marten was Vice President of the Company from October 1980 to June 1986.

    DARRELL D. RUBEL has been a Director of the Company since February 1983, its Chief Financial Officer since January 1986, its Treasurer since June 1986 and its Executive Vice President since May 1993. Mr. Rubel was also Secretary of the Company from June 1986 until August 1987 and Vice President from January 1986 until May 1993 and has been Assistant Secretary since August 1987.

    ARNOLD P. SCHULTZ has been a Director of the Company since May 1989. Mr. Schultz has been retired since 1984. From 1959 through 1984, Mr. Schultz was the Superintendent of Schools for Goodhue, Minnesota.

    LARRY B. HAGNESS has been a Director of the Company since July 1991. Mr. Hagness has been the President of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 1978. Mr. Hagness has been the President of Main Street Graphics, a commercial printing company, since 1985.

    THOMAS J. WINKEL has been a Director of the Company since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant. From April 1990 to December 1993, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1966 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen & Co., the last five years as Managing Partner of its St. Paul office. Mr. Winkel is also a director of Featherlite Mfg. Inc.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Company's Board of Directors held five meetings during 1995. All of the directors attended 75% or more of the meetings of the Board of Directors during 1995.

    The Board of Directors has established an Audit Committee and a Compensation Committee, both of which currently consist of Mr. Schultz, Mr. Hagness and Mr. Winkel. The Board of Directors has not established a Nominating Committee.

    The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of the Company. The Audit Committee reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 1995, the Audit Committee met two times.

    The Compensation Committee reviews general programs of compensation and benefits for all employees of the Company and makes recommendations to the Board concerning such matters as compensation to be paid to the Company's officers, directors and key employees. The Compensation Committee also serves as the disinterested committee administering the Company's 1986 Incentive Stock Option Plan, 1986 Non-Statutory Stock Option Plan and the 1995 Stock Incentive Plan. During 1995, the Compensation Committee met two times.

DIRECTOR COMPENSATION

    The Company does not pay fees to directors who are full-time employees of the Company or reimburse them for out-of-pocket expenses in connection with attending Board or committee meetings. The Company generally pays directors who are not full-time employees of the Company a fee of $500 for each Board or committee meeting attended and reimburses them for out-of-pocket expenses incurred while attending Board or committee meetings. In 1995, each of Arnold P. Schultz, Larry B. Hagness and Thomas J. Winkel received $4,500 in cash compensation for serving on the Board. No other director received any cash compensation for services as a director in 1995.

    In addition, upon the initial election to the Board, each non-employee director is entitled to receive an option to purchase 10,000 shares of Common Stock under the Company's 1995 Stock Incentive Plan. These options will have an exercise price equal to the fair market value of one share of Common Stock on the date of grant and become exercisable in equal installments of one-third of the total shares subject to the option on each of the first three anniversaries of the date of grant, so long as the director remains a member of the Board of the Directors, and expire ten years from the date of grant.

         PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 7, 1996, unless otherwise indicated, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, by each executive officer and by all directors and executive officers of the Company as a group.

                                                 SHARES OF COMMON STOCK
                                                 BENEFICIALLY OWNED (1)
                                        ----------------------------------------
           NAME AND ADDRESS                                         PERCENT OF
         OF BENEFICIAL OWNER                     AMOUNT                CLASS
- --------------------------------------  -------------------------  -------------
Estate of Roger R. Marten                    880,100(2)(3)               29.9%
 715 South Barstow Street
 Eau Claire, WI 54702
Randolph L. Marten                           865,000(3)(4)               29.3%
 129 Marten Street
 Mondovi, WI 54755
Heartland Advisors, Inc.                     306,100(5)                  10.4%
 790 North Milwaukee Street
 Milwaukee, WI 53202
FMR Corp.                                    247,400(6)                   8.4%
 82 Devonshire Street
 Boston, MA 02109
Darrell D. Rubel                              20,000(7)                  *
Arnold P. Schultz                              1,000                     *
Larry B. Hagness                              10,300(8)                  *
Thomas J. Winkel                               7,166(9)                  *
Timothy P. Nash                                7,000(10)                 *
Franklin J. Foster                            13,000(11)                 *
Robert G. Smith                               10,000(12)                 *
All Directors and Executive Officers       1,813,566(2)(3)(4)(13)        60.0%
 as a Group (8 persons)

- ------------------------
 *  Less than 1% of the outstanding shares.

 (1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and investment power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

 (2) Includes 880,100 shares placed into the Marten Voting Trust (the "Trust") by Roger R. Marten pursuant to the terms of a Voting Trust Agreement dated February 14, 1983, as amended (the "Voting Trust Agreement"). Under the Voting Trust Agreement, Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro have been appointed Trustees to vote all of the shares subject to the

     Trust, except that without the consent of each beneficial owner of the shares to be voted, the Trustees may not vote on any increase in the authorized stock of the Company, the sale, lease or exchange of all or substantially all of the assets of the Company, the consolidation or merger of the Company with or into any other corporation or the dissolution of the Company. Any action to be taken by the Trustees pursuant to the Marten Voting Trust requires an affirmative vote of a majority of the Trustees. The Voting Trust Agreement will expire on December 31, 2012, unless earlier terminated by the Trustees or the beneficial holders of all of the Common Stock held pursuant to the Trust. Effective May 4, 1993, Randolph L.
     Marten, as subscriber, and Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro, as trustees, entered an Agreement Regarding Voting Trust Agreement, which becomes effective if the Voting Trust Agreement terminates for any reason. This agreement covers all shares owned by Randolph L. Marten on May 4, 1993 and any shares he acquires after that date, contains the same provisions regarding the voting of shares as the Voting Trust Agreement and also expires on December 31, 2012.

 (3) Roger R. Marten and Randolph L. Marten (both as "Individual Stockholders" and as "Voting Trustees"), the Company, and Darrell D. Rubel (as a "Voting Trustee") entered into a Stock Restriction Agreement dated September 19, 1986, pursuant to which each of the Individual Stockholders agreed not to voluntarily or involuntarily dispose of any of his shares of Common Stock or interest under the Voting Trust Agreement (the "Shares") without the written consent of the other Individual Stockholder. If either Individual Stockholder wishes to dispose of any of his Shares, he must give first the other Individual Stockholder and then the Company a right of first refusal to purchase the Shares at the lower of the price offered by the proposed transferee or a purchase price determined pursuant to the Stock Restriction Agreement. Upon the bankruptcy of an Individual Stockholder or any levy against any of the Shares, the Individual Stockholder must also give this right of first refusal to the other Individual Stockholder and the Company.

 (4) Includes 855,000 shares placed into the Marten Voting Trust, which is described in Note (2) above, by Randolph L. Marten, and 10,000 shares that Mr. Marten has the right to acquire pursuant to outstanding options.

 (5) Heartland Advisors, Inc. ("Heartland") has reported in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1996 that as of December 31, 1995 it was the beneficial owner of 306,100 shares, possessing sole voting power with respect to 256,100 of such shares and sole dispositive power with respect to all of such shares. According to the
     Schedule 13G, the shares reported as beneficially owned by Heartland are held in investment advisory accounts of Heartland and the interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

 (6) FMR Corp. has reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1996 that as of December 31, 1995
     Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., was the beneficial owner of all such shares through the Fidelity Low-Priced Stock Fund (the "Fund"). The Board of Trustees of the Fund has sole voting power with respect to all such shares. The Fund, FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each have the sole power to dispose of the shares owned by the Fund. Mr. Johnson and various Johnson family members and trusts for their benefit may be deemed, by their stock ownership and the execution of a shareholder's voting agreement, to form a controlling group of FMR Corp.

 (7) Does not include 1,735,100 shares placed into the Marten Voting Trust, of which Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro are Trustees. See Notes (2) and (3) above. Consists of 20,000 shares that Mr. Rubel has the right to acquire pursuant to outstanding stock options.

 (8) Includes 10,000 shares that Mr. Hagness has the right to acquire pursuant to outstanding options and 300 shares owned by his wife.

 (9) Includes 6,666 shares that Mr. Winkel has the right to acquire pursuant to outstanding options.

(10) Includes 7,000 shares that Mr. Nash has the right to acquire pursuant to outstanding options.

(11) Includes 11,000 shares that Mr. Foster has the right to acquire pursuant to outstanding options.

(12) Includes 10,000 shares that Mr. Smith has the right to acquire pursuant to outstanding options.

(13) Includes an aggregate of 74,666 shares that directors and executive officers have the right to acquire pursuant to outstanding options and 300 shares owned by the wife of Mr. Hagness.

                        COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                               ------------------------------------------
                                                                          OTHER ANNUAL         ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR       SALARY       BONUS     COMPENSATION (1)    COMPENSATION (2)
- ----------------------------------  ---------  -----------  ---------  ------------------  ------------------
Randolph L. Marten                       1995  $   220,000  $  --          $    9,268          $      677
 Chairman, President and                 1994      220,000      5,250          17,635                 629
 Chief Operating Officer                 1993      150,000      6,750          17,529                 633
Darrell D. Rubel                         1995      130,000     --               9,268              51,719
 Executive Vice President,               1994      132,500      2,100          17,635              52,338
 Chief Financial Officer and             1993      105,769      2,700          14,529              33,333
 Treasurer
Timothy P. Nash                          1995      135,000     13,500          --                   1,168
 Vice President of Sales                 1994      135,000      3,850             485               1,134
                                         1993      113,539      4,950          --                     824
Robert G. Smith                          1995      105,000     10,500          --                   1,155
 Vice President of Operations            1994      105,000      2,972           2,400               1,104
                                         1993       87,642      3,821          --                     849

- ------------------------
(1) Includes $3,000 for the fair market value of an automobile transferred to Mr. Marten in 1993. All other reported compensation in the column for Mr. Marten and Mr. Rubel consists of the value of vacations paid for by the Company on behalf of these individuals in 1995, 1994 and 1993, respectively. All reported compensation in the column for Mr. Nash and Mr. Smith consists of reimbursement of personal travel expenses in 1994.

(2) The reported compensation for Mr. Darrell Rubel consists of amounts credited to a deferred compensation account in 1995, 1994 and 1993. See "Compensation and Other Benefits -- Employment Agreement." All other reported compensation in the column consists of Company contributions to the Company's 401(k) plan in 1995, 1994 and 1993.

OPTION GRANTS AND EXERCISES IN 1995

    The following tables provide information for the year ended December 31, 1995 as to individual grants and exercises of options to purchase shares of the Company's Common Stock by each of the named executive officers.

                             OPTION GRANTS IN 1995

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                          NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF
                         SECURITIES        OPTIONS                                  STOCK PRICE APPRECIATION
                         UNDERLYING      GRANTED TO      EXERCISE OR                  FOR OPTION TERM (1)
                           OPTIONS      EMPLOYEES IN     BASE PRICE   EXPIRATION   --------------------------
         NAME              GRANTED       FISCAL YEAR       ($/SH)        DATE          5%            10%
- -----------------------  -----------  -----------------  -----------  -----------  -----------  -------------
Randolph L. Marten           50,000           32.3%       $   20.50       3/8/05   $   644,617  $   1,633,586
Darrell D. Rubel             25,000           16.1%       $   20.50       3/8/05   $   322,309  $     816,793
Timothy P. Nash              20,000           12.9%       $   20.50       3/8/05   $   257,847  $     653,434
Robert G. Smith              20,000           12.9%       $   20.50       3/8/05   $   257,847  $     653,434

- ------------------------
(1) These amounts represent the total estimated value of the option at the end of the option term assuming the Company's Common Stock grows at the rate (compounded annually) indicated. These amounts are based upon certain assumed rates of appreciation only. Actual gains, if any, in stock option value are dependent upon future performance of the Company's Common Stock, overall market conditions and the continued employment of the executive with the Company. The amounts represented in this table might not necessarily be achieved.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                     DECEMBER 31, 1995 OPTION VALUES TABLE

                                                                                    VALUE OF UNEXERCISED
                                                                                          NUMBER OF
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                   OPTIONS AT            OPTIONS AT
                                                                DECEMBER 31, 1995     DECEMBER 31, 1995
                            SHARES ACQUIRED         VALUE         (EXERCISABLE/         (EXERCISABLE/
         NAME                 ON EXERCISE         REALIZED     UNEXERCISABLE) (1)    UNEXERCISABLE) (2)
- -----------------------  ---------------------  -------------  -------------------  ---------------------
Randolph L. Marten                --                 --                 --/50,000             --/-0-
Darrell D. Rubel                  --                 --             15,000/25,000       $117,450/-0-
Timothy P. Nash                   --                 --              3,000/20,000       $ 38,250/-0-
Robert G. Smith                   --                 --              6,000/29,000       $ 19,500/$29,250

- ------------------------
(1) The exercise price may be paid in cash or, in the Compensation Committee's discretion, in shares of the Company's Common Stock valued at fair market value on the date of exercise.

(2) Based on the closing sale price on December 29, 1995 of $16.50, as reported by the Nasdaq National Market System.

EMPLOYMENT AGREEMENTS

    On May 1, 1993, the Company entered into a ten-year Employment Agreement with Darrell D. Rubel for the employment of Mr. Rubel as the Company's Executive Vice President, Chief Financial Officer and Treasurer. The Company entered into this Employment Agreement in order to retain the long-term services of Mr. Rubel and to provide stability to the Company due to the failing health of Roger R. Marten, who was the Company's Chief Executive Officer until his death in August 1993. Mr. Rubel is paid annual aggregate cash compensation of $180,000, $130,000 of which is currently paid in base salary and $50,000 of which is credited to a deferred compensation account for Mr. Rubel. The Board of Directors may increase but not decrease the base salary and/or the deferred compensation. The deferred compensation is credited to a special account for Mr. Rubel in equal amounts of $25,000 on June 30 and December 31 of each year, provided that Mr. Rubel is employed by the Company on such dates. Beginning January 1, 1998 and for each year thereafter, Mr. Rubel is entitled to designate a percentage of his total compensation, not to exceed 40%, to be credited to the deferred account. The balance credited to the deferred account vests at the rate of 20% per year beginning on December 31, 1993 and on December 31 of each year thereafter. After December 31, 1997, Mr. Rubel will have a fully vested interest in all amounts credited to the deferred account. If the Company terminates the agreement prior to its expiration without "cause" and for other than the death or disability of Mr. Rubel, or Mr. Rubel terminates the agreement for "good reason," the Company is obligated to pay Mr. Rubel a lump sum equal to (a) the present value of the then current base salary for a period of five years and (b) the balance of the deferred account, whether or not such amount had fully vested, plus an amount equal to five times the then current annual amount that the Company would have been obligated to credit to the deferred account. The agreement prohibits Mr. Rubel from competing with the Company for a period of one year after termination of his employment. The agreement also contains standard provisions requiring Mr. Rubel to assign inventions to the Company and to keep the Company's proprietary information confidential.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The functions of the Compensation Committee of the Board of Directors are to
(i) establish overall compensation policies for the Company that are consistent with and linked to the Company's strategic objectives; (ii) assess the performance of executive officers in developing and executing the Company's strategic objectives; (iii) ensure that executive compensation is appropriate in light of both individual and Company performance; and (iv) make recommendations to the Board of Directors concerning the compensation of the Company's executive officers, as well as other key employees.

    The purposes of the Company's executive compensation policy as established by the Compensation Committee are to attract, motivate, retain and reward executive officers and other key personnel who will consistently produce superior results over the long term to provide value to the Company's shareholders. The overall executive compensation program of the Company is designed to (i) foster a "team" approach wherein officers and key employees with differing functional responsibilities work together to achieve the Company's overall strategic objectives; (ii) create a performance based environment with variable compensation based upon the achievement of annual and long-term business results; (iii) focus management on maximizing shareholder value through stock-based compensation aligned with shareholder returns; (iv) provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in the Company's performance over time; and (v) ensure that the Company's compensation program is competitive in the Company's industry.

    Consistent with these objectives, the Company's executive compensation program was substantially revised in 1994 around three basic elements:

    - Base salary compensation

    - Annual incentive compensation

    - Stock-based compensation

    In 1994 the base salary for all of the executive officers (other than Darrell Rubel, whose compensation was reviewed and established as part of a long-term employment agreement entered into in 1993 and described above) was reviewed and modified based on a number of considerations, including: (i) each executive's experience, level of responsibility and performance; (ii) salaries for comparable positions within similar companies in the industry; and (iii) internal comparability considerations. The comparable companies selected by the Company included publicly traded long-haul truckload carriers. This review by the Compensation Committee resulted in substantial increases in base salary for each of the executive officers from 1993 to 1994 as reflected in the table set forth above. Prior to the foregoing review, the Compensation Committee believed that the Company was at the low end of executive compensation among the comparable companies, and now believes that, particularly after consideration of its revised performance-based bonus program, the Company is near the median in executive compensation among the comparable companies. The Compensation Committee did take into account the performance of the comparable companies in establishing the Company's executive compensation program. The increase in base salary for Mr. Randolph L. Marten in 1994 reflects, in addition to the considerations described above, superior performance in assuming the duties of chief executive officer following the death of Roger R. Marten in 1993. Base salaries were maintained at 1994 levels in 1995.

    The Company substantially revised its executive bonus program in 1994, and modified it again more modestly in 1995 to be effective in 1996, in order to tie bonus compensation to: (i) specific performance objectives for the Company, including achievement of specific operating margin, return on assets (formerly return on equity) and revenue growth objectives; (ii) overall executive team performance; and (iii) individual performance objectives. Under this program, executives are eligible to receive a bonus of up to 50% (increased from 25% as was effective for 1995) of base compensation if the performance objectives are achieved and potentially more if the performance objectives are exceeded. Each executive officer is entitled to an additional bonus of up to 10% of base compensation based on achievement of certain individual performance objectives to be determined on an annual basis in connection with performance reviews. The individual performance objectives are to be primarily measurable and tied to the Company's strategic objectives. The executive bonus program does not become effective unless the Company achieves at least a 10% increase in pre-tax earnings from the prior year.

    The third element of the Company's executive compensation program is stock-based compensation, designed to further align executive compensation with maximizing shareholder value. In the past, the Company's executive officers have been granted, on the date of their initial election as an executive officer, an option to purchase 15,000 shares of Common Stock at fair market value on the date of the grant. These options become exercisable with respect to 20% of the shares subject to the option on each of the first five anniversary dates of the grant date. With the adoption of the 1995 Stock Incentive Plan, described below in this Proxy Statement, the Compensation Committee intends to make greater use of stock options in order to provide a more meaningful opportunity for stock ownership and greater
incentive   for  the  Company's  executives  to  manage  the  Company  from  the perspective of an equity owner. The size of option grants to each executive officer will be discretionary, based on current levels of responsibility and performance, and based on perceived future potential.

    The Compensation Committee believes that its approach to executive compensation described above will provide competitive base compensation, establish strong incentive to achieve the Company's strategic objectives, and align the interests of the executives with those of the shareholders.

                                          Arnold P. Schultz
                                          Larry B. Hagness
                                          Thomas J. Winkel

                                          Members of the Compensation Committee

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and the SIC code 4213 (trucking, except local) line-of-business index prepared by Media General Financial Services over the same period. The graph assumes the investment of $100 in the Company's common stock, the Nasdaq Market Index and the line-of-business index on December 31, 1990, and reinvestments of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MARTEN TRANSPORT LTD        INDUSTRY INDEX       BROAD MARKET
1990                               100                 100                 100
1991                            166.67              150.41              128.38
1992                            244.44              183.92              129.64
1993                            416.67              208.33               155.5
1994                            444.44               200.3              163.26
1995                            366.67               169.8              211.77

                              CERTAIN TRANSACTIONS

    The Company's facilities in Ontario, California are leased by the Company from R&R Properties, a sole proprietorship owned by Randolph L. Marten, under a 5-year lease dated November 29, 1994. The Company made rental payments to R&R Properties totalling $126,000 in the year ended December 31, 1995.

    The Company maintains deposits in Chetek State Bank of Barron, which are subsidiaries of BCB Bancorp, Inc. ("BCB"). On February 1, 1994, BCB became a wholly owned subsidiary of Northwest Wisconsin Bancorp, Inc., which is solely owned by Darrell D. Rubel. Prior to February 1, 1994, Darrell D. Rubel and the estate of Roger R. Marten had each owned 50% of the stock of BCB. Darrell D. Rubel is an officer and director of the Chetek State Bank, Bank of Barron, BCB and Northwest Wisconsin Bancorp, Inc.

    The Company believes that the above transactions are at rates and on terms which are no less favorable than could have been obtained from unaffiliated third parties.

                       SELECTION OF INDEPENDENT AUDITORS
                                   PROPOSAL 2

    The Board of Directors has approved the selection of Arthur Andersen LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1996, and to perform other appropriate accounting services. Arthur Andersen LLP has acted as independent auditors of the Company since July 1986.

    Although it is not required to do so, the Board of Directors wishes to submit the selection of Arthur Andersen LLP to the shareholders for ratification. The Board recommends a vote FOR ratification of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1996. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of Arthur Andersen LLP If the selection of Arthur Andersen LLP is not ratified, the Board of Directors will reconsider its selection.

    The Company has requested and expects a representative of Arthur Andersen LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                             SECTION 16 COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1995, the Company's directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

    Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by the Company on or before December 7, 1996.

                                 OTHER BUSINESS

    The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report describes the financial condition of the Company as of December 31, 1995.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 TO EACH PERSON WHO IS A STOCKHOLDER OF THE COMPANY AS OF MARCH 28, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE SENT TO: MARTEN TRANSPORT, LTD., 129 MARTEN STREET, MONDOVI, WISCONSIN 54755, ATTENTION: DARRELL D. RUBEL, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                          /s/ Randolph L. Marten

                                          Randolph L. Marten
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                           AND CHIEF OPERATING OFFICER

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                    MARTEN TRANSPORT, LTD.                       PROXY
                           129 MARTEN STREET
                       MONDOVI, WISCONSIN 54755


         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 1996

The undersigned hereby appoints Randolph L. Marten and Darrell D. Rubel as Proxies, each with the power to appoint substitutes, and hereby authorizes each of them to represent and to vote, as indicated on the reverse side, all the shares of Common Stock of Marten Transport, Ltd. held of record by the undersigned on March 28, 1996, at the Annual Meeting of Stockholders to be held on May 7, 1996, and at any adjournments thereof.



           (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)


- -------------------------------------------------------------------------------
                   TRIANGLE FOLD AND DETACH HERE TRIANGLE


                                                                                               PLEASE MARK
                                                                                               YOUR VOTES AS  / X /
                                                                                               INDICATED IN
                                                                                               THIS EXAMPLE

1. ELECTION OF DIRECTORS

       FOR                     WITHHOLD           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
 all nominees                  AUTHORITY          LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
listed to the right        to vote for all
(except as marked          nominees listed        Randolph L. Marten, Darrell D. Rubel, Arnold P. Schultz, Larry B. Hagness,
 to the contrary)            to the right         Thomas J. Winkel
       / /                       / /

2. Proposal to ratify the selection of Arthur                             In their discretion, the Proxies are authorized to vote
Andersen LLP as the independent auditors                                  upon such other busines as may properly come before the
of the Company.                                                           meeting.

       FOR      AGAINST        ABSTAIN                                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
       / /        / /            / /                                      MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER. IF
                                                                          NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
                                                                          THE PROPOSALS AND FOR THE ELECTION OF ALL NOMINEES FOR
                                                                          DIRECTOR.

                                                                          Please sign exactly as your name appears hereon.

                                                                          Dated:____________________________________________, 1996

                                                                          ________________________________________________________
                                                                                                   SIGNATURE

                                                                                         SIGNATURE IF HELD JOINTLY

                                                                          When shares are held by joint tennants, both should sign.
                                                                          When signing as attorney, executor, administrator,
                                                                          trustee or guardian, please give full title. If
                                                                          shareholder is a corporation, please sign in full
                                                                          corporate name by President or other authorized officer;
                                                                          if a partnership, please sign in partnership's name by
                                                                          an authorized person.

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                                                                          USING THE ENCLOSED ENVELOPE.

- -----------------------------------------------------------------------------------------------------------------------------------
                                       TRIANGLE FOLD AND DETACH HERE TRIANGLE






                             MARTEN TRANSPORT LTD.
                       ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 7, 1996
                               4:00 P.M. C.S.T.
                                   HELD AT
                    THE ROGER R. MARTEN COMMUNITY CENTER
                              MONDOVI, WISCONSIN